As filed with the Securities and Exchange Commission on July 6, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pandora Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3352630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2101 Webster Street, Suite 1650

Oakland, CA 94612

(Address of Principal Executive Offices)

2000 Stock Incentive Plan

2004 Stock Plan

2011 Equity Incentive Plan

(Full title of the plan)

Joseph Kennedy

Chief Executive Officer and President

Pandora Media, Inc.

2101 Webster Street, Suite 1650

Telephone: (510) 451-4100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
- 2000 Stock Incentive Plan	97,859 (2)	$0.40 (3)	$39,143.60	$4.54
- 2004 Stock Plan	35,420,012 (4)	$1.37 (5)	$45,525,416.44	$5,633.80
- 2011 Equity Incentive Plan	12,131,924 (6)	$18.03 (7)	$218,738,589.72	$25,395.55
- 2011 Equity Incentive Plan	1,376,500 (8)	$16.00 (9)	$22,024,000.00	$2,556.99
Total	49,026,295		$289,327,149.76	$33,590.88

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.0001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents shares of Common Stock subject to outstanding awards under the 2000 Stock Incentive Plan (the “2000 Plan”) as of June 29, 2011. The 2000 Plan was terminated in March 2004. No shares are available for future grant under the 2000 Plan, but outstanding awards granted under this plan continue to be governed by its terms.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the weighted average exercise price of outstanding awards granted under the 2000 Plan (rounded up to the nearest cent).
(4)	Represents shares of Common Stock subject to outstanding awards under the 2004 Stock Plan (the “2004 Plan”) as of June 29, 2011. No shares are available for future grant under the 2004 Plan, but outstanding awards granted under this plan continue to be governed by its terms. To the extent outstanding awards under the 2004 Plan expire or terminate for any reason prior to exercise or would otherwise return to the share reserve under the 2004 Plan, the shares of Common Stock subject to such awards will instead be available for future issuance under the 2011 Equity Incentive Plan (the “2011 Plan”), which is a continuation of and successor to the 2004 Plan. See footnote 6 below.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the weighted average exercise price of outstanding awards granted under the 2004 Plan (rounded up to the nearest cent).
(6)	Represents shares of Common Stock reserved for future issuance under the 2011 Plan, which consists of (a) 12,000,000 shares of Common Stock initially available for grant under the 2011 Plan plus (b) 1,506,424 shares of Common Stock previously reserved but unissued under the 2004 Plan that are now available for issuance under the 2011 Plan plus (c) 2,000 shares of Common Stock previously subject to outstanding awards under the 2004 Plan that were subsequently forfeited and are now available for issuance under the 2011 Plan minus (d) 1,376,500 shares of Common Stock subject to outstanding awards under the 2011 Plan as of June 29, 2011. To the extent outstanding awards under the 2004 Plan expire or terminate for any reason prior to exercise or would otherwise return to the share reserve under the 2004 Plan, the shares of Common Stock subject to such awards will instead be available for future issuance under the 2011 Plan. See footnote 4 above.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of our Common Stock as reported on the New York Stock Exchange on June 29, 2011 (rounded up to the nearest cent).
(8)	Represents shares of Common Stock subject to outstanding awards under the 2011 Plan as of June 29, 2011.
(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the weighted average exercise price of outstanding awards granted under the 2011 Plan (rounded up to the nearest cent).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a) The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on June 15, 2011, relating to the registration statement on Form S-1, as amended (Registration No. 333-172215), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35198), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on June 8, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s amended and restated certificate of incorporation (the “Certificate”) and amended and restated bylaws (the “Bylaws”) provide that the Registrant will indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, which prohibits the Certificate from limiting the liability of the Registrant’s directors for the following:

•	breach of the director’s duty of loyalty to the corporation or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or unlawful stock purchases or redemptions, and

•	any transaction from which a director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Certificate does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of nonmonetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Bylaws, the Registrant is empowered to enter into indemnification agreements with its directors, officers, employees and other agents and to purchase insurance on behalf of any person whom the Registrant is required or permitted to indemnify.

In addition to the indemnification required in the Certificate and the Bylaws, the Registrant has entered into agreements to indemnify our directors and executive officers, and other employees as determined by the Registrant’s board of directors, against expenses and liabilities to the fullest extent permitted by Delaware law. These agreements also provide, subject to certain exceptions, for indemnification for related expenses including, among others, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Registrant believes that the provisions in the Certificate, the Bylaws and the indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. The Registrant also maintains directors’ and officers’ liability insurance to cover liabilities its directors and officers may incur in connection with their services to the Registrant.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-172215	April 1, 2011	3.1

4.2	Amended and Restated Bylaws	S-1/A	333-172215	April 1, 2011	3.2

5.1	Opinion of Davis Polk & Wardwell LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

99.1	2000 Stock Incentive Plan, as amended	S-1/A	333-172215	February 22, 2011	10.4

99.2	2004 Stock Plan, as amended	S-1/A	333-172215	February 22, 2011	10.3

99.3	2011 Equity Incentive Plan	S-1/A	333-172215	May 25, 2011	10.1

ITEM 9.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement;

(2)	That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on this 6th day of July 2011.

Pandora Media, Inc.

By:	/s/ Joseph Kennedy
	Name:	Joseph Kennedy
	Title:	Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Joseph Kennedy, Steven Cakebread and Delida Costin and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Pandora Media, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph Kennedy	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	July 6, 2011
Joseph Kennedy

/s/ Steven Cakebread	Chief Financial Officer (Principal Financial and Accounting Officer)	July 6, 2011
Steven Cakebread

/s/ Peter Chernin	Director	July 6, 2011
Peter Chernin

/s/ James M. P. Feuille	Director	July 6, 2011
James M. P. Feuille

/s/ Peter Gotcher	Director	July 6, 2011
Peter Gotcher

/s/ Robert Kavner	Director	July 6, 2011
Robert Kavner

/s/ Barry McCarthy	Director	July 6, 2011
Barry McCarthy

/s/ David Sze	Director	July 6, 2011
David Sze

/s/ Tim Westergren	Director	July 6, 2011
Tim Westergren

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-172215	April 1, 2011	3.1

4.2	Amended and Restated Bylaws	S-1/A	333-172215	April 1, 2011	3.2

5.1	Opinion of Davis Polk & Wardwell LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

99.1	2000 Stock Incentive Plan, as amended	S-1/A	333-172215	February 22, 2011	10.4

99.2	2004 Stock Plan, as amended	S-1/A	333-172215	February 22, 2011	10.3

99.3	2011 Equity Incentive Plan	S-1/A	333-172215	May 25, 2011	10.1